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As filed with the Securities and Exchange Commission on August 9, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GNC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8536244 (I.R.S. Employer Identification Number)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(412) 288-4600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary
GNC Holdings, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(412) 288-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Philippa M. Bond, Esq.
Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067
(310) 557-2900/(310) 557-2193 (Facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A common stock, $0.001 par value per share	(1)	(1)	(1)	(1)

(1)
An indeterminate number of securities or aggregate offering price is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, and this information is omitted pursuant to General Instruction II.E to Form S-3.

PROSPECTUS

GNC Holdings, Inc.

Class A Common Stock

        This prospectus relates to the resale of shares of Class A common stock of GNC Holdings, Inc. by the selling stockholders to be named in a prospectus supplement, some of whom may be our affiliates, that may be offered and sold from time to time in amounts, in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any proceeds from the sale of the shares of Class A common stock sold in any offering pursuant to this prospectus.

        Each time Class A common stock is offered and sold pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the identities of the selling stockholders. The prospectus supplement may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to sell any shares of Class A common stock unless accompanied by a prospectus supplement.

        You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "GNC."

        Investing in our Class A common stock involves risk. See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2012.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" (as defined in Rule 405 of the Securities Act of 1933 (the "Securities Act")) using a "shelf" registration process. Under this shelf registration process, certain of our stockholders may, from time to time, offer and/or sell the Class A common stock described in this prospectus in one or more offerings or resales.

        This prospectus provides you with a general description of the Class A common stock the selling stockholders may offer. Each time the selling stockholders sell Class A common stock using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. Before investing in our Class A common stock, you should carefully read this prospectus, any accompanying prospectus supplement and any other offering materials, together with all documents incorporated by reference herein and therein and the additional information described under the heading "Where You Can Find More Information."

        We are responsible only for the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, any related free writing prospectus issued or authorized by us and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone, including the selling stockholders, to provide any information or make any representations other than the information and representations contained or incorporated by reference into this prospectus and the accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. If anyone provides you with different or inconsistent information, we take no responsibility for any such information. This prospectus may be used only for the purpose for which it has been prepared. You should not assume that the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless the context requires otherwise, "we," "us," "our" and "GNC" refer to GNC Holdings, Inc. and its subsidiaries.

ii

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with all documents incorporated by reference herein and therein and the additional information described under the heading "Where You Can Find More Information."

Company Overview

        Based on our worldwide network of more than 7,800 locations and our online channels, we believe we are the leading global specialty retailer of health and wellness products, including vitamins, minerals and herbal supplements products, sports nutrition products and diet products. Our diversified, multi-channel business model derives revenue from product sales through company-owned domestic retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. We believe that the strength of our GNC brand, which is distinctively associated with health and wellness, combined with our stores and online channels, give us broad access to consumers and uniquely position us to benefit from the favorable trends driving growth in the nutritional supplements industry and the broader health and wellness sector. Our broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under our GNC proprietary brands, including Mega Men®, Ultra Mega®, GNC Total Lean, Pro Performance®, Pro Performance® AMP and Beyond Raw®, and under nationally recognized third-party brands.

Corporate Information

        We are a Delaware corporation. Our principal executive office is located at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222, and our telephone number is (412) 288-4600. We also maintain a website at GNC.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Our service marks and trademarks include the GNC® name. Any trademark, trade name or service mark of any other company appearing in this prospectus or any document incorporated by reference herein belongs to its holder. Use or display by us of other parties' trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

RISK FACTORS

        Investing in our Class A common stock involves risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference into this prospectus, including our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and all other information contained in this prospectus and the accompanying prospectus supplement before deciding whether to purchase our Class A common stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. In that event, the trading price of our Class A common stock could decline, and you may lose part or all of your investment. In assessing the risks described in the documents incorporated by reference into this prospectus, you should also refer to the other information contained in or incorporated by reference into the this prospectus and the accompanying prospectus supplement related to a particular offering, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our Class A common stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein include forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as "subject to," "believe," "anticipate," "plan," "potential," "predict," "expect," "intend," "estimate," "project," "may," "will," "should," "would," "continue," "seek," "could," "can," "think," the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

        All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. The following uncertainties and factors, among others (including, but not limited to, those we describe under the caption "Risk Factors" in our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act), could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

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  significant competition in our industry;

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  unfavorable publicity or consumer perception of our products;

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  increases in the cost of borrowings and limitations on availability of additional debt or equity capital;

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  our debt levels and restrictions in our debt agreements;

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  incurrence of material product liability and product recall costs;

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  loss or retirement of directors or key members of management;

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  costs of compliance and our failure to comply with new and existing governmental regulations including, but not limited to, tax regulations;

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  costs of litigation and the failure to successfully defend lawsuits and other claims against us;

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  failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;

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  economic, political and other risks associated with our international operations;

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  failure to keep pace with the demands of our customers for new products and services;

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  disruptions in our manufacturing system or losses of manufacturing certifications;

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  disruptions in our distribution network;

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  lack of long-term experience with human consumption of ingredients in some of our products;

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  increases in the frequency and severity of insurance claims, particularly claims for which we are self-insured;

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  failure to adequately protect or enforce our intellectual property rights against competitors;

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  changes in raw material costs and pricing of our products;

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  failure to successfully execute our growth strategy, including any delays in our planned future growth, any inability to expand our franchise operations or attract new franchisees, or any inability to expand our company-owned retail operations;

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  changes in applicable laws relating to our franchise operations;

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  damage or interruption to our information systems;

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  impact of current economic conditions on our business;

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  natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events; and

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  failure to maintain effective internal controls.

        Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements. We do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

        Information about the selling stockholders, including their identities and the Class A common stock to be registered on their behalf, will be set forth in a prospectus supplement, a post-effective amendment, a free writing prospectus or filings we make with the SEC under the Exchange Act, that are incorporated by reference into this prospectus. The selling stockholders may include certain of our affiliates.

        All of shares of Class A common stock to be offered by the selling stockholders pursuant to the registration statement of which this prospectus is a part are issued and outstanding as of the date of the filing of such registration statement. The selling stockholders will not sell any shares of Class A common stock pursuant to this prospectus until we have identified the selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        The selling stockholders may sell from time to time the shares of our Class A common stock covered by this prospectus and any accompanying prospectus supplement in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents or through a combination of any of these methods. Additionally, the selling stockholders may be deemed underwriters with respect to any shares they offer for resale. The selling stockholders will not pay any of the fees and expenses in connection with the registration and sale of shares of Class A common stock pursuant to this prospectus, but they will be responsible for any and all underwriting discounts, selling commissions and agent's commissions and taxes attributable to the sale of such shares.

        The shares of Class A common stock sold pursuant to this prospectus may be sold by one or more of the following methods:

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  purchases by underwriters, dealers and agents that may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares for whom they may act as agent;

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  a block trade in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  privately negotiated transactions;

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  any combination of any of these methods; and

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  any other method pursuant to applicable law.

        The prospectus supplement applicable to a particular offering will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the Class A common stock;

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  the net proceeds from the sale of the Class A common stock;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  information about the selling stockholders.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of shares of Class A common stock pursuant to this prospectus and any accompanying prospectus supplement, the underwriters will acquire such shares for their own account. The underwriters may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the shares of Class A common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the Class A common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of Class A common stock if they purchase any such shares. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the shares of Class A common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with such offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares of Class A common stock sold for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If dealers are used in the sale of any shares of Class A common stock pursuant to this prospectus, the selling stockholders will sell such shares to the dealers as principals. The dealers may then resell such shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        The selling stockholders may sell the Class A common stock directly, and not through underwriters or agents. Shares of Class A common stock may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the Class A common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        The selling stockholders may sell shares of Class A common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of such shares. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in a prospectus supplement, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the shares of Class A common stock from the selling stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        The selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, the selling stockholders in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of our capital stock and the relevant provisions of our amended and restated certificate of incorporation, amended and restated bylaws and other agreements to which we and our stockholders are parties. The following is only a summary and is qualified in its entirety by reference to all applicable laws and to the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and other agreements, copies of which are available as set forth under the heading "Where You Can Find More Information."

Authorized Capitalization

        Our authorized capital stock consists of (i) 300,000,000 shares of Class A common stock, par value $0.001 per share, (ii) 30,000,000 shares of Class B common stock, par value $0.001 per share, and (iii) 60,000,000 shares of preferred stock, par value $0.001 per share. No shares of Class B common stock are outstanding, and we currently do not anticipate issuing any shares of Class B common stock for the foreseeable future.

Class A Common Stock

        The holders of our Class A common stock are entitled to the following rights:

        Voting Rights.    Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors.

        Dividend Rights.    The holders of our Class A common stock are entitled to receive dividends when and as declared by our board of directors from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

        Liquidation Rights.    In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

        Other Matters.    The holders of our Class A common stock have no subscription, redemption or preemptive rights, and the rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

        Our board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 60,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. We currently do not anticipate issuing any shares of preferred stock for the foreseeable future. See "—Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws."

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

        Certain other provisions of our amended and restated certificate of incorporation and amended and restated bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of us without prior approval of our board of directors. These provisions are meant to encourage persons interested in acquiring control of us to first consult with our board of directors to negotiate terms of a potential business combination or offer. We believe that these provisions protect against an unsolicited proposal for a takeover of us that might affect the long-term value of our stock or that may be otherwise unfair to our stockholders. For example, our amended and restated certificate of incorporation and amended and restated bylaws:

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  provide for a classified board of directors, pursuant to which our board of directors is divided into three classes whose members serve three-year staggered terms;

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  provide that the size of the board of directors is set by members of the board of directors, and any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office or by Ares Corporate Opportunities Fund II, L.P. ("Ares") and Ontario Teachers' Pension Plan Board ("OTPP" and, together with Ares, the "Sponsors") that designated a director who is no longer a member of the board if the Sponsors continue to have such a right of designation pursuant to a stockholders agreement among the Sponsors and us, dated as of April 6, 2011 (the "New Stockholders Agreement");

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  do not permit stockholders to take action by written consent;

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  provide that, except as otherwise required by law, special meetings of stockholders can only be called by our board of directors;

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  establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors;

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  limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered to our secretary timely written notice, in proper form, of the stockholder's intention to bring such business before the meeting;

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  authorize the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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  do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

        Our board of directors also has the power to alter, amend or repeal our amended and restated bylaws without stockholder approval.

Stockholder Proposals

        Our amended and restated bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors.

        Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered to our secretary timely written notice, in proper form, of the stockholder's intention to bring such business before the meeting. Although neither our amended and restated certificate of incorporation nor our amended and restated bylaws give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals about other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to Certificate of Incorporation or Bylaws

        Our amended and restated certificate of incorporation provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend our certificate of incorporation, and, in certain instances, the affirmative vote of 66 2/3% of the shares entitled to vote is required to amend our certificate of incorporation. Our amended and restated certificate of incorporation provides that our board of directors may from time to time make, amend, supplement or repeal our bylaws by vote of a majority of our board of directors without stockholder approval.

Indemnification of Directors and Officers and Limitation of Liability

        Delaware Law.    Section 145 of the DGCL authorizes a corporation's board of directors to indemnify its directors and officers in terms broad enough to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses occurred) arising under the Securities Act. As described below, we indemnify our directors, officers and other employees to the fullest extent permitted by the DGCL.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.    Our amended and restated bylaws require us to indemnify our directors, officers and employees and other persons serving at our request as a director, officer, employee or agent of another entity to the fullest extent permitted by the DGCL. We are required to advance expenses, as incurred, to a covered person in connection with defending a legal proceeding upon receiving an undertaking by or on behalf of such person to repay all such amounts if it is determined that he or she is not entitled to be indemnified by us.

        Our amended and restated certificate of incorporation and amended and restated bylaws eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

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  any breach of the director's duty of loyalty to the corporation or its stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions; or

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  any transaction from which the director derived an improper personal benefit.

        Indemnification Agreements.    We have executed indemnification agreements with each of our directors and each of our officers in the position of Senior Vice President or above. These agreements provide indemnification to our directors and senior officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law.

        Indemnification for Securities Act Liability.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Insurance Policies.    We maintain an insurance policy covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Corporate Opportunities

        In our amended and restated certificate of incorporation, we renounce any interest or expectancy in any business opportunities presented to Ares or OTPP, as the case may be, or any of their respective officers, managers, members, affiliates or subsidiaries, even if the opportunity is one that we might reasonably have pursued, and that neither Ares or OTPP, as the case may be, nor their respective affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Stockholders Agreements

        Amended and Restated Stockholders Agreement.    On March 16, 2007, we entered into a stockholders agreement with each of our stockholders at such time, which included certain of our directors, employees, and members of our management and our principal stockholders, which was amended and restated as of February 12, 2008 and April 6, 2011. The Amended and Restated Stockholders Agreement contains registration rights that require us to register Class A common stock held by Ares, OTPP and certain other stockholders who are parties to such agreement in the event we register for sale, either for our own account or for the account of others, shares of our Class A common stock.

        New Stockholders Agreement.    Under the New Stockholders Agreement, the Sponsors have the right to nominate to our board of directors, subject to their election by our stockholders and certain exceptions, so long as the Sponsors collectively own 50% or less of the then outstanding shares of our common stock, that number of directors (rounded up to the nearest whole number or, if such rounding would cause the Sponsors to have the right to elect a majority of our board of directors, rounded to the nearest whole number) that is the same percentage of the total number of directors comprising our board as the collective percentage of common stock owned by the Sponsors. Under the New Stockholders Agreement, each Sponsor has agreed to vote all of the shares of Class A common stock held by it in favor of the other Sponsor's nominees.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "GNC."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

 LEGAL MATTERS

        The validity of the shares of Class A common stock offered hereby will be passed upon for us by Proskauer Rose LLP, Los Angeles, California. Proskauer Rose LLP has from time to time represented certain of our stockholders, including Ares and OTPP, on unrelated matters.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock to be offered and sold pursuant to this prospectus. This prospectus is a part of the registration statement and, as permitted by the SEC's rules, does not contain all of the information presented in the registration statement. For further information with respect to us and our Class A common stock offered hereby, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

        We are subject to the informational requirements of the Exchange Act and we fulfill, and will continue to fulfill, our obligations with respect to such requirements by filing periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. We also maintain an Internet site at GNC.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our Class A common stock.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" into this prospectus certain documents that we file with the SEC, which means that we can disclose important information to you by referring to such documents. The documents incorporated by reference are considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we complete the offering of the shares of Class A common stock to be sold under the registration statement or, if later, the date on which the selling stockholders cease offering and selling these shares.

        (1)   Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 27, 2012;

        (2)   Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, as filed with the SEC on May 2 and August 1, 2012;

        (3)   The definitive proxy statement on Schedule 14A filed on March 8, 2012;

        (4)   Our Current Reports on Form 8-K, as filed with the SEC on February 16 (other than pursuant to Item 2.02), April 20, April 25 (other than pursuant to Item 2.02), June 19, July 20, July 23, July 26 (other than pursuant to Item 2.02) and August 1, 2012; and

        (5)   The description of our capital stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 25, 2011, including any amendment or report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including any exhibits thereto, nor any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

GNC Holdings, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Investor Relations
Telephone: (412) 288-4600

GNC Holdings, Inc.
Class A Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses, other than the underwriting discounts and commissions, if any, payable by us in connection with the sale and distribution of shares of Class A common stock pursuant to this registration statement. The selling stockholders will not bear any of the expenses listed below.

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Miscellaneous fees and expenses	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(2)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions, if any) that we anticipate to incur in connection with the sale and distribution of shares of Class A common stock pursuant to this registration statement. An estimate of the aggregate expenses in connection with the sale and distribution of our Class A common stock being offered pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation may indemnify present and former directors and officers as well as certain other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Our amended and restated certificate of incorporation and amended and restated bylaws include provisions to (1) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (2) require us to indemnify our directors, officers and employees and other persons serving at our request as a director, officer, employee or agent of another entity to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. Each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our stockholders, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The indemnification rights set forth above are not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        We have entered into indemnification agreements with our directors and senior officers. The indemnification agreements provide indemnification to our directors and senior officers under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law.

        At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

        We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Item 16.    Exhibits.

1.1	Form of Underwriting Agreement.*
3.1
Amended and Restated Certificate of Incorporation of GNC Holdings, Inc. (the "Company"), as currently in effect. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-35113), filed April 12, 2011.)
3.2
Fourth Amended and Restated Bylaws of the Company, as currently in effect. (Incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K (File No. 001-35113), filed April 12, 2011.)
4.1	Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1/A (File No. 333-169618), filed February 25, 2011.)
23.1	Consent of PricewaterhouseCoopers LLP.**
24.1	Powers of Attorney (included on the signature page of this registration statement).

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 9, 2012.

GNC HOLDINGS, INC.
By:	/s/ JOSEPH FORTUNATO Joseph Fortunato Chief Executive Officer

        Each person whose signature to this registration statement appears below hereby severally constitutes and appoints Joseph Fortunato, Michael M. Nuzzo and Gerald J. Stubenhofer, Jr., and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 9, 2012.

Signature	Title

/s/ JOSEPH FORTUNATO Joseph Fortunato	Chairman of the Board of Directors and Chief Executive Officer and President (Principal Executive Officer)
/s/ MICHAEL M. NUZZO Michael M. Nuzzo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ANDREW S. DREXLER Andrew S. Drexler	Corporate Controller (Principal Accounting Officer)
/s/ JEFFREY P. BERGER Jeffrey P. Berger	Director

Signature	Title

/s/ ANDREW CLAERHOUT Andrew Claerhout	Director
/s/ MICHAEL F. HINES Michael F. Hines	Lead Independent Director
/s/ DAVID B. KAPLAN David B. Kaplan	Director
/s/ BRIAN KLOS Brian Klos	Director
/s/ JOHANN O. KOSS Johann O. Koss	Director
/s/ AMY B. LANE Amy B. Lane	Director
/s/ ROMEO LEEMRIJSE Romeo Leemrijse	Director
/s/ PHILIP E. MALLOTT Philip E. Mallott	Director
/s/ RICHARD J. WALLACE Richard J. Wallace	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*
3.1
Amended and Restated Certificate of Incorporation of GNC Holdings, Inc. (the "Company"), as currently in effect. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-35113), filed April 12, 2011.)
3.2
Fourth Amended and Restated Bylaws of the Company, as currently in effect. (Incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K (File No. 001-35113), filed April 12, 2011.)
4.1	Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1/A (File No. 333-169618), filed February 25, 2011.)
23.1	Consent of PricewaterhouseCoopers LLP.**
24.1	Powers of Attorney (included on the signature page of this registration statement).

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.